As filed with the Securities and Exchange Commission on February 20, 2015

Registration No. 333-201472

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3951742
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

632 Broadway

Suite 201

New York, New York 10012

(Address of Principal Executive Offices) (Zip Code)

TWINLAB CONSOLIDATION CORPORATION 2013 STOCK INCENTIVE PLAN, ASSUMED BY TWINLAB CONSOLIDATED HOLDINGS, INC.

(Full title of the plan)

Thomas A. Tolworthy

President and Chief Executive Officer

Twinlab Consolidated Holdings, Inc.

632 Broadway, Suite 201

New York, New York 10012

(Name and address of agent for service)

(212) 651-8500
(Telephone number, including area code, of agent for service)

Copies to:

Joel I. Frank, Esq.

Wilk Auslander LLP

1515 Broadway

New York, New York 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer
☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☒	Smaller reporting company

CORRECTION TO REGISTRATION STATEMENT

This Post-Effective Amendment No. 1, filed by Twinlab Consolidated Holdings, Inc., a Nevada corporation (the “Company”), relates to the Company’s Registration Statement on Form S-8 (File No. 333-201472) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on January 13, 2015, pertaining to the registration of 8,812,492 shares of common stock, par value $0.01 per share, of the Company pursuant to the Twinlab Consolidation Corporation 2013 Stock Incentive Plan, as assumed by the Corporation.

The signature page to the Registration Statement contained the signatures of the Company’s sole director and the officers of the Company required to sign the Registration Statement but inadvertently omitted the word “director” next to the signature of the sole director. Accordingly, this Post-Effective Amendment No. 1 is being filed to correct such omission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 20, 2015.

TWINLAB CONSOLIDATED HOLDINGS, INC.

/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Thomas A. Tolworthy Thomas A. Tolworthy	President, Chief Executive Officer and Sole Director (Principal Executive Officer)	February 20, 2015
/s/ Mark R. Jaggi Mark R. Jaggi	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	February 20, 2015